SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential,  For Use of the  Commission  Only (as  permitted  by Rule
        14a-6(e)(2))
    [X] Definitive Proxy  Statement
    [ ] Definitive  Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Object Design, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:
*Set forth the amount on which the filing fee is calculated and state how it was determined.
    [ ] Fee paid previously with preliminary materials:

    [ ] Check  box if any part of  the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1) Amount Previously Paid:

        2) Form, Schedule or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                               OBJECT DESIGN, INC.
                                  25 MALL ROAD
                         BURLINGTON, MASSACHUSETTS 01803
                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1999
                                ----------------
To the Stockholders of Object Design, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders of Object Design, Inc. (the "Company") will be held at the offices of the Company, 25 Mall Road, Burlington, Massachusetts 01803, on Wednesday, May 26, 1999, beginning at 10:00 A.M., local time, for the following purposes:

   1.    To consider and vote upon the election of two Class III Directors;

   2 To consider and vote upon a proposal to ratify the adoption and approval by the Board of Directors of an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder by 200,000; and

   3. To transact such further business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on Wednesday, April 7, 1999 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record on such date are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,


                                             John D. Patterson, Jr.
                                             Secretary

Burlington, Massachusetts
April 23, 1999


                             YOUR VOTE IS IMPORTANT

The Board of Directors solicits the execution and prompt return of the accompanying proxy. Please sign and return the enclosed proxy, whether or not you plan to attend the Meeting. If you attend the meeting, you may withdraw any proxy given by you and vote your shares in person.

                               OBJECT DESIGN, INC.
                                  25 MALL ROAD
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 674-5000
                                ----------------
                                 PROXY STATEMENT
                                ----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 26, 1999

                    Proxy Solicitation, Voting and Revocation

     This Proxy Statement and the enclosed form of General Information proxy is furnished to the holders of Common Stock, $.001 par value per share (the "Common Stock"), of Object Design, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 25 Mall Road, Burlington, Massachusetts 01803, at 10:00 A.M. on Wednesday, May 26, 1999, and at any and all adjournments or postponements thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. If no choice has been specified by a stockholder, however, the shares covered by any executed proxy will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised.

     This Proxy Statement and proxies for use at the Annual Meeting will be first mailed to stockholders on or about April 23, 1999. Such proxies will be solicited chiefly by mail. No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by Directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                                   RECORD DATE

     The Board of Directors of the Company has fixed the close of business on Wednesday, April 7, 1999 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the record date, there were issued and outstanding 28,131,030 shares of the Company's Common Stock, entitled to cast 28,131,030 votes.

                         QUORUM AND TABULATION OF VOTES

     The By-Laws of the Company provide that a quorum at the Annual Meeting shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. In general, votes withheld from any nominee for election as Director, abstentions (if applicable) and broker "non-votes" (if applicable) are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The affirmative vote of a plurality of the shares of Common Stock properly cast at the Annual Meeting will be necessary to elect each Class III Director, pursuant to Proposal One. Abstentions, votes "withheld" from Director-nominees and broker "non-votes" will not be included in calculating the number of votes cast on Proposal One, and, therefore, will have no effect on the outcome of the vote for such Proposal.

     The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to approve Proposal Two, the proposal to amend the Company's 1996 Employee Stock Purchase Plan. Abstentions and broker "non-votes" will not be included in calculating the number of votes cast on Proposal Two, and, therefore, will have no effect on the outcome of the vote for such Proposal.

     Votes will be tabulated by the Company's transfer agent, EquiServe Limited Partnership. The vote on each matter submitted to stockholders will be tabulated separately.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, one of which is elected each year at the annual meeting of stockholders for a three-year term of office. All Directors hold office until the date of the third annual meeting following their election and thereafter until their successor is elected and qualified or until such director sooner dies, resigns, is removed, or becomes disqualified. The terms of the Company's Class III Directors (currently Robert
N. Goldman and Kevin J. Burns) will expire immediately following the Annual Meeting. Class II Directors (currently Arthur J. Marks and Justin J. Perreault) will serve until 2001, and Class I Directors (currently Gerald B. Bay and David
A. Litwack) will serve until 2000.

     The Board of Directors has nominated Robert N. Goldman and Kevin J. Burns for re-election as Class III Directors of the Company. If re-elected, Messrs. Goldman and Burns will serve until the annual meeting of stockholders to be held in 2002, and until their successors have been duly elected and qualified. Messrs. Goldman and Burns have agreed to serve if elected, and the Company has no reason to believe that either will be unable to serve. In the event that either Mr. Goldman or Mr. Burns is unable or declines to serve as a Director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board of Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers and Directors of the Company:

                                                                                                Director   Term
             Name                  Age                          Position                        Since      Expires    Class
             ----                  ---                          --------                        --------   -------    -----
Robert N. Goldman .............    49    Chairman of the Board of Directors                     1995       1999         III
Justin J. Perreault ...........    36    President and Chief Executive Officer, Director        1999       2001         II
Lacey P. Brandt ...............    41    Chief Financial Officer and Treasurer                  --------   --------   -----
Lawrence E. Alston, Jr ........    37    Vice President, Marketing                              --------   --------   -----
Kirk D. Bowman ................    33    Senior Vice President, Worldwide Sales and Services    --------   --------   -----
Brian W. Otis .................    40    Senior Vice President, Product Development             --------   --------   -----
Gerald B. Bay (1), (2) ........    59    Director                                               1988       2000         I
Kevin J. Burns (1).............    49    Director                                               1997       1999         III
David A. Litwack (2)...........    52    Director                                               1997       2000         I
Arthur J. Marks (1), (2).......    54    Director                                               1990       2001         II

- ----------
 (1) Member of the Audit Committee
 (2) Member of the Compensation Committee


    Mr. Goldman was elected Chairman of the Board of the Company and resigned as President and Chief Executive Officer in January 1999. He was the President and Chief Executive Officer of the Company since he joined Object Design in November 1995 and a Director of the Company since August 1995. Prior to joining the Company, Mr. Goldman was Chairman of Trinzic Corporation from 1992 to 1995. Mr. Goldman is a member of the Board of Directors of Citrix Systems, Inc., Net.Genesis Corp., Parametric Technology Corporation and Systemsoft Corporation.

    Mr. Perreault was elected President and Chief Executive Officer of the Company in January 1999. He was elected to the Board of Directors in February 1999. He was the Executive Vice President and Chief Operating Officer of the Company since November 1995. Prior to joining the Company, Mr. Perreault was a Vice President with the Harvard Private Capital Group, Inc., from 1992 to 1995. From May 1995 to December 1995, he served on the Board of Directors of the Company as the representative of the Harvard Private Capital Group, Inc. Mr. Perreault is a member of the Board of Directors of Kentek Information Systems, Inc.

     Ms. Brandt has been the Chief Financial Officer of the Company since April 1996. Prior to joining the Company, Ms. Brandt served as Director of Finance, Controller and Treasurer of International Integration Incorporated from September 1995 to April 1996. Ms. Brandt was Director of Investor Relations at Proteon, Inc. from 1993 to September 1995.

    Mr. Alston has been the Vice President of Marketing of the Company since May 1998 and was Director of Product Management for the Company from November 1996 to May 1998, and a Product Manager for the Company from November 1993 to November 1996.

    Mr. Bowman has been Senior Vice President of Worldwide Sales and Services for the Company since July 1998 and Vice President, Worldwide Sales of the Company since April 1997. Prior to joining the Company, Mr. Bowman was employed in various management and sales positions at Parametric Technology Corporation from 1990 to April 1997.

    Mr. Otis has been Senior Vice President of Product Development for the Company since July 1998 and had served as Vice President Professional Services of the Company from June 1995 to July 1998 and as a Consulting Manager, Eastern Region for the Company from 1993 to June 1995.

     Mr. Bay has been a Director of the Company since 1988. Since 1980, Mr. Bay has been a Managing Partner of The Vista Group. Mr. Bay served as interim President of the Company from August to November 1995.

     Mr. Burns has been a Director of the Company since October 1997. Mr. Burns has been Managing Principal of Lazard Technology Partners since July 1998. From 1990 until July 1998, Mr. Burns was Chairman of the Board of INTERSOLV, Inc. Mr. Burns was the Chief Executive Officer of INTERSOLV, Inc. from 1986 to 1996.

     Mr. Litwack has been a Director of the Company since December 1997. Since May 1997, Mr. Litwack has been President and Chief Executive Officer of
SilverStream Software, Inc. Mr. Litwack was Vice President of Product Development of Powersoft Corporation from 1988 until 1992, and then served as President of Powersoft from 1992 until the company's merger with Sybase Inc. in December, 1994. From the time of the merger until May 1997, Mr. Litwack was Executive Vice President of Sybase Inc.

     Mr. Marks has been a Director of the Company since 1990. Since 1984, Mr. Marks has been a General Partner of New Enterprise Associates. Mr. Marks is a Director of AMISYS Managed Care Systems, Inc., Platinum Software, Inc., NETRIX Corporation, and Progress Software Corporation.

    Executive officers of the Company are elected annually by the Board of Directors and serve until the first meeting of the Directors following the next annual meeting of stockholders and until their respective successors are duly elected and qualified. There are no family relationships among the Directors and executive officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

    During the fiscal year ended December 31, 1998 ("fiscal 1998"), the Board of Directors met five times and acted by unanimous written consent five times. No incumbent Director attended fewer than 75% of the total number of meetings held by the Board of Directors and Committees of the Board of Directors on which he served.

    The Company has a Compensation Committee and an Audit Committee but does not have a nominating committee or other committee performing similar functions. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers the Company's stock option plans, its Employee Stock Purchase Plan and the 401(k) Plan. The members of the Compensation Committee currently are Messrs. Bay, Litwack and Marks. The Compensation Committee held one meeting during fiscal 1998 and acted fourteen times by unanimous written consent during the year. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants. The members of the Audit Committee currently are Messrs. Bay, Burns and Marks. The Audit Committee met four times during fiscal 1998.


                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

    Each non-employee Director of the Company receives $2,500 for each Board of Directors meeting attended and $500 for each Committee meeting attended and is reimbursed, upon request, for expenses incurred in attending such meetings. Directors who are employees of the Company are not paid any separate fees for serving as Directors.

    Prior to February 23, 1999, non-employee Directors ("Outside Directors") of the Company received automatic formula grants of nonqualified options pursuant to the 1996 Stock Option Plan. Each new Outside Director elected to the Board was automatically granted, upon his or her initial election, a nonqualified option to purchase 25,000 shares of Common Stock of the Company, vesting in equal installments on the first three anniversaries of the date of grant (provided that he or she then remained a Director of the Company). No new Directors were named during 1998, and, therefore, no such grants were given out under this plan. Immediately following each annual meeting of stockholders of the Company or special meeting in lieu thereof, there was automatically granted to each Outside Director re-elected at or remaining in office after such meeting a fully-vested non-qualified option to purchase 5,000 shares of Common Stock. No such option to purchase 5,000 shares of Common Stock would be granted to any Outside Director who at the time of the meeting held any outstanding unvested option granted pursuant to the provisions of the 1996 Stock Option Plan, unless at least two annual meetings of stockholders of the Company or special meetings in lieu thereof had taken place between the closing of the Company's initial public offering in July 1996 (or, if later, the date of the initial election of such Outside Director) and the meeting following which such automatic grant would occur. Each additional nonqualified option granted to an Outside Director pursuant to this provision of the 1996 Stock Option Plan will expire on the tenth anniversary of the date of grant. The exercise price of each such nonqualified option was equal to the fair market value of the Common Stock on the date the nonqualified option was granted.

    At a meeting of the Board of Directors held on February 23, 1999, the Board voted to replace the compensation arrangement for members of the Board of Directors with regards to option grants. Under the new plan, which will be in effect after February 23, 1999, each new Outside Director elected to the Board will be automatically granted, upon his or her initial election, a fully-vested nonqualified option to purchase 15,000 shares of Common Stock of the Company. In addition, it was voted that immediately following each annual meeting of stockholders of the Company or special meeting in lieu thereof, there is automatically granted to each Outside Director re-elected at or remaining in office after such meeting a fully-vested non-qualified option to purchase 5,000 shares of Common Stock. Each additional nonqualified option granted to an Outside Director pursuant to this provision of the 1996 Stock Option Plan will expire on the tenth anniversary of the date of grant. The exercise of each such nonqualified option will be equal to the fair market value of the Common Stock on the date the nonqualified option is granted.

EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table provides certain information for the years ended December 31, 1998, 1997 and 1996 concerning compensation paid to or accrued for the Company's Chief Executive Officer and the other four most highly compensated executive officers who were serving as executive officers of the Company on December 31, 1998 and whose annual compensation for fiscal year 1998 exceeded $100,000. The table also includes two additional individuals who would have been included among the Company's four most highly compensated executive officers, but were not serving as executive officers of the Company at the end of fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long Term
                                                                                               Compensation
                                            Annual Compensation                                   Awards
                                                                              Other Annual      Securities
                                                                                Compen-        Underlying
 Name and Principal Position               Year      Salary ($)    Bonus ($)  sation ($)(1)    Options (#)
 ---------------------------               ----      ----------    ---------  -------------   --------------
Robert N. Goldman ...........              1998        $210,000         --        --            300,000
    Chairman of the                        1997         200,000         --        --              --
    Board of Directors (2)                 1996         176,700      131,650      --              --


Justin J. Perreault .........              1998         168,000         --        --              --
     President and                         1997         160,000         --        --             50,000
     Chief Executive Officer (3)           1996         148,800       30,600      --             50,000


Lacey P. Brandt                            1998         120,750         --        --             20,000
    Chief Financial Officer                1997         115,000         --        --              --
    and Treasurer                          1996          70,086       15,000      --            130,000


Lawrence E. Alston, Jr.                    1998         108,000         --        --            130,000
    Vice President                         1997          95,283         --        --             10,000
    Marketing                              1996          76,680         --        --             22,500

Kirk D. Bowman .................           1998         223,242         --        --            100,000
    Senior Vice President, Worldwide       1997         177,138         --        --            250,000
    Sales and Services (4), (5)

Brian W. Otis ...............              1998         174,004         --        --            120,000
    Vice President,                        1997         140,330         --        --             25,000
    Professional Services (6)              1996         160,984       29,725      --            100,000

Gregory A. Baryza ..........               1998         129,653         --        --             20,000
    Vice President, Product                1997         114,157         --        --             20,000
    Development  (7)                       1996         107,470       19,044      --             65,000

(1) Other annual compensation in the form of perquisites and other personal benefits has been omitted because in each case the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive's total annual salary and bonus.

(2) Mr. Goldman was elected Chairman of the Board of Directors and resigned as President and Chief Executive Officer effective January 8, 1999.

(3) Mr. Perreault was elected President and Chief Executive Officer effective January 8, 1999.

(4) Mr. Bowman's amount shown as salary for 1998 includes $110,740 of sales-based commissions.

(5) Reflects compensation from April 21, 1997 to December 31, 1997. Mr. Bowman's employment commenced on November 21, 1997. Mr. Bowman worked for the Company on a contract basis from April 21, 1997 to November 21, 1997.

(6) Mr. Otis's amounts shown as salary for 1996, 1997 and 1998 include $35,185, $5,372 and $36,087 of sales-based commissions, respectively.

(7) Mr. Baryza resigned as Vice President, Product Development, effective July 31, 1998.

    Option Grants in Last Fiscal Year. The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted by the Company during fiscal 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                       Individual Grants
     ---------------------------------------------------
                                                                                                Potential Realizable
                                              Percent of                                        Value at Assumed
                             Number of      Total Options                                       Annual Rate of
                             Securities       Granted to                                        Stock Price
                             Underlying       Employees       Exercise                          Appreciation
                              Options         in Fiscal        Price           Expiration       For Option Term (1)
                                                                                                -------------------
          Name            Granted (#)(2)       Year (3)      ($/sh) (4)           Date           5% ($)         10% ($)
          ----            ---------------      --------      ----------           ----           ------         -------
Robert N. Goldman..........   275,000            7.75%       $ 6.13          April 1, 2008   $ 1,059,294    $ 2,684,460
                               25,000            0.70%         5.88           May 22, 2008        92,369        234,081
Justin J. Perreault........    50,000            1.41%         6.13          April 1, 2008       192,599        488,084
Lacey P. Brandt............    20,000            0.56%         6.63       February 6, 2008        83,329        211,171
Lawrence E. Alston Jr......   100,000            2.82%         7.13            May 6, 2008       448,087      1,135,542
                               30,000            0.85%         3.94       October 28, 2008        74,298        188,285
Kirk D. Bowman.............    40,000            1.13%         6.63       February 6, 2008       166,657        422,342
                               60,000            1.69%         5.88           May 22, 2008       221,685        561,794
Brian W. Otis..............    20,000            0.56%         6.63       February 6, 2008        83,329        211,171
                              100,000            2.82%         6.19          July 31, 2008       389,160        986,208
Gregory A. Baryza..........    20,000            0.56%         6.63       February 6, 2008        83,329        211,171

------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all stockholders proportionately.

(2) Represents shares of Common Stock issuable upon exercise of stock options granted under the 1996 Stock Option Plan. Such options were granted during fiscal 1998 and vest as follows: 25% of the total number of shares one year after their date of grant and an additional 6.25% at the end of each three-month period thereafter until the options are fully vested.

(3) The Company granted to employees options to purchase an aggregate of 3,548,150 shares of Common Stock in fiscal 1998 pursuant to the following plans:
869,950 options pursuant to the 1996 Stock Option Plan and 2,678,200 options pursuant to the 1997 Nonqualified Stock Option Plan.

(4) All options were granted at fair market value as determined by the Compensation Committee on the date of grant.

     Option Exercises and Fiscal Year-End Values. The following table sets forth certain information concerning stock options exercised during fiscal 1998 and stock options held as of December 31, 1998 by each of the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                Number of Securities               Value of Unexercised
                                  Shares                       Underlying Unexercisable             in-the- Money
                                 Acquired                         Options At                        Options at Fiscal
                                    On          Value             Fiscal  Year-End                 Year-End ($), (2)
                                Exercise      Realized            ------- --------
             Name                  (#)         ($)(1)     Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
             ----                ---------    ---------   --------------- ----------------- --------------- -----------------
Robert N. Goldman .............     --            --            --           300,000          $   --          $ 154,750
Justin J. Perreault ...........     --            --          12,500          87,500              --             24,750
Lacey P. Brandt................     --            --          81,250          68,750            289,063         173,438
Lawrence E. Alston, Jr.........   3,375       $17,676         13,471         147,382             16,341         109,860
Kirk D. Bowman ................     --            --          93,750         256,250            105,469         220,481
Brian W. Otis .................     --            --          99,896         180,686            466,763         266,976
Gregory A. Baryza .............     --            --          99,813          70,187            513,391         197,609


(1) Value is based on the difference between the fair market value of the Common Stock on the date of exercise of the applicable option and the exercise price of such option. These values may never be realized. Actual gains, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

(2) Value is based on the last sale price of the Common Stock ($6.63 per share) on December 31, 1998 as reported by the Nasdaq National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

EMPLOYMENT AGREEMENTS

    In November, 1995, the Company executed employment agreements with Robert N. Goldman and Justin J. Perreault (the "1995 Employment Agreements"). The Company agreed to employ Messrs. Goldman and Perreault as President and Chief Executive Officer of the Company and Executive Vice President and Chief Operating Officer of the Company respectively, at annual salaries of at least $190,000 and $160,000 respectively. Under these agreements, if the employment of the officer was terminated by the Company for any reason other than just cause, death or permanent disability, the agreements required the Company to continue to pay the officer's salary for a period of twelve months, in the case of Mr. Goldman, and six months in the case of Mr. Perreault, after such termination, offset by any amounts received by the officer from subsequent employment during such period.

    In November, 1998, the 1995 Employment Agreements for Messrs. Perreault and Goldman were amended and new agreements were approved for Ms. Brandt, Mr. Bowman, Mr. Otis and Mr. Alston. The agreement entered into with Mr. Goldman provided for his salary for twelve months and 100% of on target bonus for the year in which such termination occurs to be paid by the Company in the event of termination for any reason other than "cause" as defined in the agreement. Furthermore, under the agreement, and only in the event of a "change of control" as defined in the agreement, the Company would pay Mr. Goldman twenty-four months of salary and 100% of target bonus for the year in which such termination occurs, and any outstanding options held by Mr. Goldman would become fully vested. The Company entered into a similar agreement with Mr. Perreault in November, 1998 except that in the event of termination for reasons other than "cause" he would receive six months salary and 100% of on target bonus for the year in which such termination occurs, and in the event of a "change in control" he would receive twelve months salary and 100% of on target bonus for the year in which such termination occurs, and any outstanding options held by Mr. Perreault would become fully vested. The Company has entered into agreements with Ms. Brandt and Messrs. Bowman, Alston and Otis which provide for, in the event of a "change in control", twelve months salary and 100% of on target bonus for the year in which such termination occurs, and any outstanding options held by such individuals shall become fully vested. In February, 1999, Mr. Goldman's agreement was amended to reflect the fact that he is now Chairman of the Board of Directors of the Company. Also in February, 1999, Mr. Perreault's agreement was amended to reflect that he is now CEO and President of the Company, and as such, the terms of his agreement were amended to reflect twelve months salary paid in the event of termination for reasons other than "cause" and twenty-four months salary to be paid by the Company in the event of a "change in control".

    In connection with their employment, these officers have also executed the Company's standard Non-Competition, Non-Disclosure and Developments Agreement (the "Non-Competition Agreement"). These agreements contain covenants prohibiting the improper disclosure of confidential information at any time, as well as provisions assigning to the Company all inventions made or conceived by the officer during his employment with the Company. Each officer agreed with the Company that, with certain exceptions, until one year after the termination of his employment with the Company, he would not participate in any capacity in any business activities competitive with those of the Company. Each officer further agreed not to participate in any capacity in soliciting the business of any customers or the services of any employees of the Company during such one-year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (the "Committee") established by the Board of Directors is currently composed of three non-employee Directors; Arthur J. Marks, Gerald B. Bay and David A. Litwack. During fiscal 1998, the Compensation Committee consisted of three non-employee Directors. Except as set forth below, no executive officer of the Company served during 1998 on the Board of Directors or compensation committee of any entity, one of whose executive officers also served on the Board of Directors or Compensation Committee of the Company. During 1998, Mr. Goldman, the Company's Chairman of the Board, President and Chief Executive Officer, served as a Director of Parametric Technology Corporation, of which Steven C. Walske, a former Director of the Company, who resigned February 23, 1999 is Chairman of the Board and Chief Executive Officer. Mr. Goldman also served as a member of the compensation committee of Parametric Technology Corporation during 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors determines the remuneration and benefits of the Company's executive officers and other senior management, administers the Company's stock option plans and Employee Stock
Purchase Plan and makes determinations with respect to the granting of stock options, and acts in an advisory capacity to the Board of Directors concerning other compensation issues.

COMPENSATION POLICY

    The Compensation Committee's policy with respect to compensation of the Company's Chief Executive Officer and other executive officers includes several elements: (i) the payment of competitive base salaries to attract and retain highly qualified personnel, (ii) the use of incentive compensation in the form of cash bonuses to reward the achievement of Company financial objectives such as achievement of budgeted expense and profitability levels, as well as technical and market development goals, (iii) in appropriate instances, the payment of sales-based commissions to reward contributions to revenue growth,
(iv) the granting of stock options to maintain competitive levels of total compensation to assist the Company in recruiting and retaining personnel, as well as to align management's interests with those of shareholders and to motivate executives to pursue the long-term success of the Company, and (v) the implementation and execution of severance terms and conditions within executive employment agreements in order to attract and retain highly qualified personnel. The Committee intends that the Company's executive compensation policies be straightforward, easily communicated to and understood by employees and shareholders, and structured so that the achievement of Company and individual goals can be readily measured.

BASE SALARIES

    Competitive base salaries are established through the use of published industry surveys and targeted peer company surveys that examine the compensation practices of other companies in the software industry as well as of other high technology companies in the relevant geographic area that might compete with the Company in hiring or retaining strong performers. The Committee, utilizing the collected data and applying the members' collective experience in recruiting and managing in a technical environment, seeks to establish base salaries that take into account not only competitive factors but also the breadth of experience and recent individual performance of the executive. The Committee's objective is not to determine compensation levels, in general or for specific positions, by seeking to achieve a specific percentile rank in comparison to competitors or peers, but rather to fix compensation levels on a case-by-case basis guided by management's recommendations and the Committee members' experience and judgment. In 1998, the Company's President and Chief Executive Officer, Robert N. Goldman, and its Executive Vice President and Chief Operating Officer, Justin J. Perreault, were paid base salaries of $210,000 and $168,000, respectively, representing a 5% increase over prior year's salaries.

INCENTIVE COMPENSATION

    In establishing executive bonus levels, the Compensation Committee begins by reviewing management's annual strategic and financial plan, as approved by the Board of Directors at the beginning of the year, including Company financial goals and individual performance goals, proposed by the Company's Chief Executive Officer. The bonus for which an executive officer (other than the Chief Executive Officer) is eligible is established at this time, and is a percentage, generally ranging from 0% to 50%, of his annual base salary. The percentage of this amount, if any, awarded as a bonus at the end of the year is determined by reference to both the Company's and the executive's performance. The Chief Executive Officer's bonus is determined based on the attainment of goals jointly developed and agreed upon between the Chief Executive Officer and the Committee and is not fixed as a specific percentage of his or her base salary. At the beginning of the year, the Chief Executive Officer presents to the Committee an analysis of the performance of the individual executives against the overall corporate financial goals and then personal goals, together with his recommendations concerning specific management bonuses. After reviewing these recommendations, the Committee determines whether, and in what amounts, to award bonuses for the Chief Executive Officer and other executive officers. For 1998, neither Mr. Goldman nor any other executive officer received any cash bonus, as a result of the Company's failure to achieve its targeted financial results. In 1999, in recognition of his new position as Chief Executive Officer, Mr. Perreault will be under a new bonus plan similar to Mr. Goldman's while he was in that role and not specifically targeted at a percentage of base salary. In Mr. Goldman's new role as Chairman, Mr. Goldman will continue to be under a bonus plan in 1999.

STOCK OPTIONS

    The Compensation Committee believes that stock option grants are an important element of the Company's executive compensation program, not only to enable the Company to compete effectively in recruiting and retaining employees but also in order to align the interests of management with those of the Company's stockholders. In granting options, the Committee considers, among other factors, competitive conditions, the executive's experience, responsibilities and performance, the sizes of other individual grants and the total number of options outstanding. Option grants are awarded to all executive officers at the time they are hired, and additional options may be granted thereafter based upon specific individual or corporate achievements.

    For fiscal year 1998, Mr. Goldman was granted 275,000 options at an exercise price of $6.13 and 25,000 options at an exercise price of $5.88; Mr. Perreault was granted 50,000 options at an exercise price of $6.13; Ms. Brandt was granted 20,000 options at an exercise price of $6.63; Mr. Alston was granted 100,000 options at an exercise price of $7.13 and 30,000 options at an exercise price of $3.94; Mr. Bowman was granted 40,000 options at an exercise price of $6.63 and 60,000 options at an exercise price of $5.88; Mr. Otis was granted 20,000 options at an exercise price of $6.63 and 100,000 options at an exercise price of $6.19; and Mr. Baryza was granted 20,000 options at an exercise price of $6.63.



POLICY REGARDING  SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1.0 million paid to the Chief Executive Officer and the four most highly compensated officers of the Company (other than the Chief Executive Officer) in any fiscal year, unless the compensation qualifies as "performance-based compensation." The Compensation Committee's policy with respect of Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate rewards for their performance. The base salaries and bonuses of the Company's individual executive officers have not historically exceeded, and are not in the foreseeable future expected to exceed, the $1.0 million limit, and options received by executive officers under the Company's 1996 Stock Option Plan are intended to qualify as performance-based compensation.


                                                     The Compensation Committee

                                                     Gerald B. Bay
                                                     David A. Litwack
                                                     Arthur J. Marks

PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index, the Nasdaq Stock Market Index for U.S. Companies, and a published industry index, the Hambrecht & Quist Technology Index. The cumulative stockholder returns for shares of the Company's Common Stock and for the securities included in the market and industry indexes are calculated assuming $100 was invested at their last sale prices on July 23, 1996, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The Company paid no cash dividends during the periods shown. The performance of the market and industry indexes is shown on a total return (dividends reinvested) basis.


     COMPARISON OF TWO YEAR CUMULATIVE TOTAL RETURN IN SIX MONTH INTERVALS*
         AMONG OBJECT DESIGN, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX





                          7-23-1996     12-31-1996    6-30-1997      12-31-1997    6-30-1998     12-31-1998
                          ---------     ----------    ---------      ----------    ---------     ----------
Object Design, Inc.          $100          $157         $115            $112           $80           $88

Nasdaq Stock Market          $100          $123         $138            $151           $182          $212
(U.S.)

Hambrecht & Quist            $100          $137         $157            $160           $199          $249
Technology







*$100 INVESTED ON 7/23/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                  PROPOSAL TWO
               AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN
                       TO INCREASE THE NUMBER OF SHARES OF
                   COMMON STOCK available for grant thereunder

The Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") provides that the total number of shares of Common Stock that are available for grant thereunder shall not exceed 300,000. On February 23, 1999, the Board voted to adopt, and to submit to the stockholders of the Company for their approval, an amendment to the Stock Purchase Plan to increase by 200,000 the number of shares of Common Stock available under the Stock Purchase Plan, such that the total number of shares of Common Stock available under the Stock Purchase Plan be 500,000. See "1996 Employee Stock Purchase Plan" for a description of the material features of the Stock Purchase Plan, as amended, the classes of persons eligible to participate therein, the basis of such participation, and the reasons for the amendment.

     The Board recommends that you vote FOR the proposal to approve the amendment of the Employee Stock Purchase Plan


                        1996 EMPLOYEE STOCK PURCHASE PLAN


    In 1996, the Board of Directors adopted, and the Company's stockholders approved, the 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such, to provide a method whereby employees of the Company will have an opportunity to acquire an, or increase an existing, ownership interest in the Company through the purchase of shares of the Common Stock of the Company.

     The Stock Purchase Plan, as initially adopted and approved by the stockholders of the Company on May 23, 1996 (the "Adoption Date"), fixed the maximum number of shares of Common Stock of the Company available for issuance and purchase by employees under the Stock Purchase Plan at 300,000. On April 7, 1999, the maximum number of shares of Common Stock available for issuance and purchase under the Stock Purchase Plan was only 90,015.

AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    On February 23, 1999, the Board of Directors voted to adopt, and to submit to the stockholders of the Company for their approval, an amendment to the Stock Purchase Plan to increase by 200,000 the number of shares of Common Stock available under the Stock Purchase Plan, such that the total number of shares of Common Stock available under the Stock Purchase Plan be 500,000. If approved at the Annual Meeting, the additional 200,000 shares will be added to the maximum number available, such that the maximum number of shares available for issuance and purchase as of the date of the Annual Meeting will be 500,000 rather than 300,000 as originally provided in the Stock Purchase Plan.

    The Company believes that the availability of an employee stock purchase plan is important to the Company's ability to recruit and retain qualified employees, as well as provide employees with the opportunity to increase their respective ownership interest in the Company. Currently, only 90,015 shares of Common Stock are available for purchase and issuance under the Company's Stock Purchase Plan. This number will likely decrease over the following year and if the total number of shares for which options are exercised on any offering termination date exceeds the number of shares that remain available for issuance and purchase by employees under the Stock Purchase Plan, the Company must make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and return to each participant of the Stock Purchase Plan any balance of payroll deductions credited to the account of each such participant. In 1998 and 1997, the Company issued 104,835 and 105,150 shares respectively. Without the proposed amendment, the number of shares available under the Stock Purchase Plan will eventually be completely depleted. The Board of Directors believes that in the current competitive environment for highly-skilled employees, the amendment of the Stock Purchase Plan to increase the maximum number of shares issuable thereunder by 200,000 shares is necessary to enable the Company to provide appropriate long-term incentives to its employees and to recruit and retain additional highly-skilled employees to support the growth of the Company's business. The Board of Directors therefore recommends that stockholders vote FOR the proposed amendment to the Stock Purchase Plan.

DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors consisting of two or more non-employee Directors (the "Plan Administrator"). Under the Stock Purchase Plan up to 300,000 shares of our Common Stock may purchased at 85% of the lower of the fair market value of the stock on the first or the last day of each six-month offering period. Employees may elect to have up to 6% of their base pay withheld and applied toward the purchase of shares in each offering, up to a maximum of $25,000 withheld in any year.

    Participation in the Stock Purchase Plan is completely voluntary. Participation in any one or more of the offerings under the Stock Purchase Plan shall neither limit, nor require, participation in any other offering. Each employee of the Company whose service with the Company commences on or after November 1, 1996 is eligible to participate in the Stock Purchase Plan on the first offering commencement date, following the completion of six months of continuous service with the Company. Each employee of the Company whose service with the Company commenced prior to November 1, 1996 is eligible to participate in the Stock Purchase Plan on the first offering commencement date following the commencement of service with the Company. As of April 7, 1999, approximately 231 employees of the Company and its subsidiaries were eligible to participate in the Stock Purchase Plan.

    Notwithstanding the foregoing, no employee will be granted an option under the Plan: (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, as determined pursuant to the rules of Section 424(d) of the Code, or (ii) which permits such employees rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its subsidiaries to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding, as determined pursuant to the rules of Section 423(b)(8) of the Code.

    Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the Company's Treasurer 20 days prior to each applicable offering commencement date, as determined by the Compensation Committee. At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during any offering in which he or she is a participant, at a specified percentage of his or her Compensation as determined on the applicable offering commencement date. Each employee's specified percentage must be in increments of 1% but in no event can any employee's specified percentage exceed a maximum percentage of 6%. Payroll deductions for a participant shall commence on the offering commencement date when the applicable authorization for a payroll deduction becomes effective and shall end on the offering termination date of the offering to which such authorization is applicable, unless sooner terminated by the participant. All payroll deductions made for a participant shall be credited to his or her account under the Stock Purchase Plan. A participant may not make any separate cash payment into such account. A participant may withdraw from the Stock Purchase Plan at any time during the applicable offering period. No interest will be paid or allowed on any money paid into the Stock Purchase Plan or credited to the account of any participating employee.

    Prior to the offering termination date for an offering, any participant may withdraw the payroll deductions credited to his or her account under the Stock Purchase Plan for such offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to the participant promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his or her pay during such offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions. A participant's election not to participate in, or withdrawal from, any offering will not have any effect upon his or her eligibility to participate in any succeeding offering or in any similar plan which may hereafter be adopted by the Company. Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his or her account will be returned to the participant, or, in the case of his or her death, to the person or persons entitled thereto. Upon termination of the participant's employment because of death, his or her beneficiary shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either: (i) to withdraw all of the payroll deductions credited to the participant's account under the Stock Purchase Plan; or (ii) to exercise the participant's option for the purchase of stock on the offering termination date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

    On the offering commencement date of each offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: (i) 85% of the market value per share of the Common Stock on the applicable offering commencement date shall be divided into an amount equal to the sum of (x) the percentage of the employee's compensation which he or she has elected to have withheld (multiplied by the employee's compensation over the offering period) plus (y) any amounts in the employee's account on the offering commencement date that have been carried forward from prior offerings; multiplied by (2) two. The option price of the Common Stock purchased with payroll deductions made during each such offering for a participant therein shall be the lower of: (i) 85% of the average of the bid and the asked prices as reported by Nasdaq in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the offering commencement date applicable to such offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock have been traded on the offering commencement date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the offering commencement date as determined by the Compensation Committee; and (ii) 85% of the average of the bid and the asked prices as reported by Nasdaq in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the NASD, the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock shall have been traded on the offering termination date;

or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the offering termination date as determined by the Committee.

     Unless a participant gives written notice to the Treasurer of the Company, his or her option for the purchase of Common Stock with payroll deductions made during any offering will be deemed to have been exercised automatically on the offering termination date applicable to such offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time (plus any amounts in his or her account that have been carried forward from prior offerings) will purchase at the applicable option price, and any excess in his/her account at that time will be automatically carried forward to the next offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess returned to the participant. The participant will have no interest in the stock covered by his or her option until such option has been exercised.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANTS

     There are no Federal income tax consequences to the Company or the participant upon the grant or exercise of an option acquired under the Stock Purchase Plan. The participant's basis in the stock purchased is equal to the option exercise price. If the participant holds shares of Common Stock purchased pursuant to the exercise of a Stock Purchase Plan option for at least two years after the date the option was granted and at least one year after the exercise of the option, (i) the subsequent sale of the shares of Common Stock will give rise to ordinary income in an amount equal to the 15% discount, (ii) the participant's basis in the shares of Common Stock will be increased by the amount recognized as ordinary income, (iii) the participant will recognize a long-term capital gain or loss equal to the difference between the adjusted basis and the sale price, and (iv) no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date the option was granted or within one year after the exercise of the option, (a) the participant will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise and the option exercise price, (b) the Company will be entitled to an equivalent deduction, (c) the participant's basis in such shares of Common Stock will be increased by the amount recognized as ordinary income, and (d) the participant will recognize a capital gain or loss equal to the difference between the adjusted basis and the sale price.

     Although the foregoing summarizes the essential features of the Stock Purchase Plan, it is qualified in its entirety by reference to the full text of the Stock Purchase Plan as amended, which is attached as Exhibit 1 to this proxy statement.

REGISTRATION OF SHARES AVAILABLE UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Company has filed a registration statement on Form S-8 under the Securities Act of 1933 to register the 300,000 shares of the Company's Common Stock that were originally reserved for issuance under the 1996 Employee Stock Purchase Plan. If the proposed amendment is approved by the stockholders, the Company intends to file, as soon as practicable, a registration statement on Form S-8 under the Securities Act of 1933 covering the additional shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan, as amended. The Board of Directors has not determined what action it will take in the event that the stockholders do not approve the proposal.

SHARES PURCHASED UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The following table sets forth the number of shares of Common Stock purchased under Company's Employee Stock Purchase Plan on or prior to March 31, 1999 to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all current executive officers of the Company as a group, (iv) all directors of the Company who are not executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

                            Employee(1)                         Number of Shares
                            -----------                         ----------------
Justin J. Perreault...........................................          1,208
Lacey P. Brandt...............................................          3,386
Lawrence E. Alston, Jr........................................            882
Kirk D. Bowman................................................          2,087
Brian W. Otis.................................................          4,644
Gregory A. Baryza.............................................          2,080
All current executive officers of the Company as a group......         12,207
All employees of the Company, including all other
current officers, as a group..................................        209,985
-----------------------------
(1) Does not include officers who have not purchased shares of Common Stock under the Stock Purchase Plan, and non-employee directors are not eligible to participate in the Stock Purchase Plan.








                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH INTERNATIONAL BUSINESS MACHINES CORPORATION

     International Business Machines Corporation ("IBM") is the beneficial owner of approximately 9% of the Company's outstanding Common Stock as of April 7, 1999. In 1993, the Company entered into agreements with IBM providing for certain joint development and marketing activities by the two companies, which agreements were terminated in 1996. Revenues from products and services provided by the Company to IBM during 1998 were $308,000 and constituted 0.5% of the Company's total revenues for fiscal year 1998.

LOANS TO EXECUTIVE OFFICERS

     In 1996, in connection with the exercise by Robert N. Goldman, the Chairman of the Board of the Company and by Justin J. Perreault, the President and Chief Executive Officer of the Company, of stock options granted to them under the Company's 1995 Nonqualified Stock Option Plan, to purchase 2,300,000 and 460,000 shares of Common Stock, respectively, the Company loaned to Mr. Goldman and to Mr. Perreault $572,700 and $114,540, respectively. The loan to each executive was at an interest rate of 7.0% per annum and was pursuant to a full recourse promissory note due upon the earlier of (i) April 1, 2001 and (ii) the date the executive's employment with the Company terminates for any reason. Each loan was originally secured by a pledge to the Company of all the shares of Common Stock acquired upon exercise of the option. On January 29, 1997 the Company released 2,048,950 and 409,790 shares from Messrs. Goldman's and Perreault's pledges, respectively, with 251,050 shares and 50,210 shares, respectively, remaining pledged to secure the outstanding amount of principal and interest of the loans to Messrs. Goldman and Perreault, respectively.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each person or group known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the Company's Directors and Director nominees; (iii) the Named Executive Officers and (iv) all Directors, Director nominees and executive officers of the Company as a group. The information as to each person has been furnished by such person.


                                                            Shares Beneficially Owned (1),(2)
Name and Address of Beneficial Owners                            Number          Percent
-------------------------------------                            ------          -------
International Business Machines Corporation                    2,644,246          9.4%
 Old Orchard Road
 Armonk, NY 10504

Aeneas Venture Corporation (3)                                 2,707,526          9.6%
 c/o Charlesbank Capital Partners, LLC
 600 Atlantic Avenue, 26th Floor
 Boston, MA 02210

Robert N. Goldman                                              2,275,001          8.1%
 Object Design, Inc.
 25 Mall Road
 Burlington, MA 01803

Gerald B. Bay (4)                                              1,615,119          5.7%
 Vista Management
 27 Newport Street
 Jamestown, RI 02385

Arthur J. Marks (5)                                              878,047          3.1%
 New Enterprise Associates
 11911 Freedom Drive
 One Fountain Square, Suite 580
 Reston, VA 20190

Justin J. Perreault                                              391,250          1.4%
Lacey P. Brandt                                                  109,262           *
Lawrence E. Alston, Jr.                                           39,870           *
Kirk D. Bowman                                                   196,488           *
Brian W. Otis                                                    131,001           *
Gregory A. Baryza (6)                                            126,396           *
Kevin Burns                                                       11,834           *
Steven C. Walske (7)                                                               *
David A. Litwack                                                  11,834           *
All Directors and executive officers as a group (12 persons)   5,786,102         20.6%
* Less than one percent.


(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Amounts shown for each stockholder include shares subject to stock options exercisable within 60 days of the date of this table. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group. As of March 31, 1999, the date of this table, there were 28,117,730 shares of Common Stock outstanding.

(2) The amounts listed include the following shares of Common Stock that may be acquired on or prior to May 30, 1999 through the exercise of options: Mr. Alston, 39,855 shares; Mr. Baryza, 115,835 shares; Mr. Bay 120,166 shares, Mr. Bowman, 152,501 shares; Ms. Brandt, 101,876 shares, Mr. Burns, 11,834 shares, Mr. Goldman, 75,001 shares; Mr. Litwack 11,834 shares, Mr. Marks 20,166 shares, Mr. Otis 117,939 shares, and Mr. Perreault 31,250 shares: and all directors and executive officers as a group, 798,257 shares.

(3) Includes 2,475,552 shares of Common Stock owned of record by Aeneas Venture Corporation ("Aeneas") and 186,962 and 45,012 shares of Common Stock owned of record by Phemus Corporation and Harvard Private Capital Holdings, Inc., affiliates of Aeneas, respectively.

(4) Represents 156,507 shares of Common Stock owned of record by Mr. Bay, 120,166 shares that may be acquired on or prior to May 30, 1999 through the exercise of options held by Mr. Bay, 1,074,971 of shares owned of record by Vista III LP ("Vista") and 263,475 shares owned of record by Philips Venture Fund ("Philips"). As a general partner of Vista who is the general partner of the Philips, Mr. Bay may be deemed to have beneficial ownership of the Vista and Philips shares. However, Mr. Bay disclaims beneficial ownership of shares owned by Vista and Philips.

(5) Represents 20,166 shares that may be acquired on or prior to May 30, 1999 through the exercise of options held by Mr. Marks, 461,799 of shares owned of record by New Enterprise Associates V, Limited Partnership, 387,500 shares owned of record by New Enterprise Associates VII, Limited Partnership, 8,000 shares owned of record by The Silverado Fund I Limited Partnership, and 582 shares owned of record by The NEA Silverado Partners Limited Partnership Shares. As a general partner of New Enterprise Associates ("NEA"), which is the general partner of the aforementioned limited partnerships, Mr. Marks may be deemed to share beneficial ownership of such shares. However, Mr. Marks disclaims beneficial ownership of all aforementioned shares associated with NEA.

(6) Mr. Baryza resigned as a corporate officer effective July 31, 1998.

(7) Mr. Walske resigned as a member of the board of directors effective February 23, 1999.


                                   ACCOUNTANTS

              The   Company   has   appointed   ('PricewaterhouseCoopers") LLP
("PricewaterhouseCoopers") as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1998 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1998, or written representations that Form 5 was not required, the Company believes that all
Section 16(a) filing requirements applicable to its officers, Directors and greater-than-10% stockholders were fulfilled in a timely manner, except that each of Robert N. Goldman, Justin J. Perreault, Kirk D. Bowman and Lawrence E. Alston inadvertently failed to timely file a Notice on Form 4, in Mr. Goldman's case with respect to a single transaction for April, 1998 and four transactions for May, 1998; in Mr. Perreault's case with respect to a single transaction for April, 1998 and three transactions for May, 1998; in Mr. Bowman's case with respect to two transactions for May, 1998; and in Mr. Alston's case with respect to two transactions for May, 1998.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials related to the 2000 Annual Meeting of Stockholders or special meeting in lieu thereof must be received by the Company at its executive offices no later than Wednesday, December 22, 1999. In addition, the Company's By-Laws provide that a stockholder must give written notice to the Company not less than sixty days prior to the scheduled annual meeting describing any proposal to be brought before such Meeting, even if such item is not to be included in the Company's proxy statement relating to such Meeting. Such notice requirements are set forth in
Section 3 of the Company's By-Laws. To bring an item of business before the 2000 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of the Company no later than Friday, March 24, 2000.


                                  MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which properly may be presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.




                              AVAILABLE INFORMATION

     Stockholders of record on April 7, 1999 will receive, in addition to this Proxy Statement, the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to Investor Relations, Object Design, Inc., 25 Mall Road, Burlington, Massachusetts 01803.

                                    EXHIBIT 1


              OBJECT DESIGN, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE.

The Object Design, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Object Design, Inc. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS.

         (a) "Board" means the Board of Directors of the Company.

         (b) "Code" shall have the meaning set forth in Paragraph 1.

         (c) "Committee" means the Compensation Committee of the Board.

         (d) "Common Stock" means the common stock, par value $.001 per share, of the Company.

         (e) "Company"  shall  also   include  any  Subsidiary  (as  hereinafter
         defined) of Object Design, Inc. designated as a participant in the Plan by the Board, unless the context otherwise requires.

         (f) "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

         (g) "Employee" means any person who is customarily employed by the Company for more than 20 hours per week and more than five months in any calendar year.

         (h) "Offering" shall have the meaning set forth in Paragraph 4.

         (i) "Offering Commencement Date" shall have the meaning set forth in Paragraph 4.

         (j) "Offering Termination Date" shall have the meaning set forth in Paragraph 4.

         (k) "Plan" shall have the meaning set forth in Paragraph 1.

         (l) "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in Section 425 of the Code.

     3. ELIGIBILITY.

         (a) Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering (as hereinafter defined).

         (b) Each employee of the Company whose service with the Company commences on or after November 1, 1996 shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereinafter defined, following the completion of six months of continuous service with the Company. Each employee of the Company whose service with the Company commenced prior to November 1, 1996 shall be eligible to participate in the Plan on the first Offering Commencement Date following the commencement of service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

         (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; for purposes of this Paragraph, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee; or

         (ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiaries to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of
         Section 423(b)(8) of the Code shall apply.

     4. OFFERING DATES.

     The right to purchase stock hereunder shall be made available by a series of six-month offerings (the "Offering" or "Offerings") to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

     5. PARTICIPATION.

     Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the Company's Treasurer 20 days prior to each applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.

     6. PAYROLL DEDUCTIONS.

         (a) At the time a participant files an authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during any Offering in which he or she is a participant, at a specified percentage of his or her Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of six percent.

         (b) Payroll deductions for a participant shall commence on the Offering Commencement Date when the applicable authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Paragraph 9.

         (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

         (d) A participant may withdraw from the Plan at any time during the applicable Offering period.

     7. GRANTING OF OPTION.

         (a) On the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: (i) 85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the sum of (x) the percentage of the employee's Compensation which he or she has elected to have withheld (multiplied by the employee's Compensation over the Offering period) plus (y) any amounts in the employee's account on the Offering Commencement Date that have been carried forward from prior Offerings; multiplied by (ii) two. Such market value per share of the Common Stock shall be determined as provided in clause (i) of Paragraph 7(b).

         (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

                  (i) 85% of the average of the bid and the asked prices as reported by Nasdaq in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the National Association of Securities Dealers, Inc. ("NASD"), the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Commencement Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock have been traded on the Offering Commencement Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

                  (ii) 85% of the average of the bid and the asked prices as reported by Nasdaq in the Wall Street Journal, or, if the Common Stock is designated as a national market security by the NASD, the last trading price of the Common Stock as reported by the Nasdaq National Market System in the Wall Street Journal, or, if the Common Stock is listed on an exchange, the closing price of the Common Stock on the exchange on the Offering Termination Date applicable to such Offering (or on the next regular business date on which shares of the Common Stock shall be traded, in the event that no shares of the Common Stock shall have been traded on the Offering Termination Date); or if the Common Stock is not quoted on Nasdaq, not designated as a Nasdaq national market security and not listed on an exchange, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

     8. EXERCISE OF OPTION.

         (a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time (plus any amounts in his or her account that have been carried forward from prior Offerings) will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee, pursuant to Paragraph 7(a)), and any excess in his account at that time will be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess returned to the participant.

         (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to the participant.

     9. WITHDRAWAL AND TERMINATION.

         (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his or her account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to the participant promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his or her pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

         (b) A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

         (c) Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his or her account will be returned to the participant, or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 13.

         (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 13) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

                  (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

                  (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

     10. INTEREST.

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

     11. STOCK.

         (a) The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16, shall be 300,000 shares of Common Stock, $.001 par value per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the number of shares that remain available for issuance and purchase by employees under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to the account of each participant under the Plan returned to each participant.

         (b) The participant will have no interest in the stock covered by his or her option until such option has been exercised.

     12. ADMINISTRATION.

     The Plan shall be administered  by the Committee.  The  interpretation  and construction  of any  provision  of the Plan  and  adoption  of  rules  and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

     13. DESIGNATION OF BENEFICIARY.

     A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

     14. TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

     15. USE OF FUNDS.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     16. EFFECT OF CHANGES OF COMMON STOCK.

     If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, following consultation with the Company's independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.


     17. AMENDMENT OR TERMINATION.


     The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.


     18. NOTICES.


     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.


     19. MERGER OR CONSOLIDATION.


     If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date, upon the exercise of such option and for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 16, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.


     20. APPROVAL OF STOCKHOLDERS.


     The Plan is subject to the approval of the stockholders of the Company by written consent or at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.


     21. GOVERNMENTAL AND OTHER REGULATIONS.


     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of The Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve the favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF OBJECT DESIGN, INC.
                A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH
                  THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS
               NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN
                             THE ENCLOSED ENVELOPE.

                Please complete and return the proxy card below.

                                   DETACH HERE
                                   OBJF

PROXY

                               OBJECT DESIGN, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1999

The undersigned stockholder of Object Design, Inc. (the "Company"), revoking all prior proxies, hereby appoints Justin J. Perreault and Lacey P. Brandt, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual meeting of Stockholders to be held at the offices of the Company, 25 Mall Road, Burlington, Massachusetts 01803, on Wednesday, May 26, 1999, beginning at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 23, 1999 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR SUCH PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                     DETACH HERE

[x] Please mark
    votes as in
    this example.


1.  Proposal  to elect the  following  nominees  as Class III  directors  of the
    Company:

      Nominees:  Robert N. Goldman and Kevin J. Burns

             FOR ALL          WITHHOLD
            NOMINEES
              [ ]               [ ]


2. Proposal to approve the amendment            FOR         AGAINST      ABSTAIN
   of the Company's 1996 Employee               [ ]           [ ]          [ ]
   Stock Purchase Plan to increase the
   number of shares available for grant
   thereunder by 200,000.


   FOR ALL
   EXCEPT
    [ ] ---------------------------------------------

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write in that nominee's name.



                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                            Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

                            Please sign exactly as name(s) appear(s) on stock certificate. If shares are held by joint tenants, both should sign. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature: _______________________ Date: _________________________


Signature: ________________________Date: _________________________